UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 2, 2007
S&C Holdco 3, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-100717 (Commission File Number)	81-0557245 (IRS Employer Identification No.)

1770 Promontory Circle, Greeley, CO (Address of principal executive offices)	80634 (Zip Code)
Registrant’s telephone number, including area code: (970) 506-8000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     In January 2007, Swift & Company (“Swift”), a wholly-owned subsidiary of S&C Holdco 3, Inc., entered into an agreement with Ted Miller, Swift’s Executive Vice President, North American Red Meat Operations, pursuant to which Mr. Miller will receive a guaranteed minimum annual incentive payment of $150,000, which amount will be payable in January 2007 and at the end of each of Swift’s fiscal years in 2008 and 2009. If the annual incentive payments that would have been payable to Mr. Miller under Swift’s annual incentive plan would result in Mr. Miller receiving a greater amount, then Mr. Miller will be entitled to receive such greater amount.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&C HOLDCO 3, INC.
By:	/s/ William G. Trupkiewicz
Name:	William G. Trupkiewicz
Title:	Senior Vice President, Corporate Controller and Chief Accounting Officer

Date: May 25, 2007